Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 9M (California, Florida, New Jersey and Texas Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-42921 of our opinion dated December 27, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 24, 1996